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                                                                EXHIBIT NO. 12.1


            UNIONBANCAL CORPORATION AND SUBSIDIARIES

    COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED
                           STOCK DIVIDEND REQUIREMENTS


                                                                           For the Years Ended December 31,
                                                                  ---------------------------------------------------
(In millions, except ratios)                                        1996      1997      1998       1999      2000
----------------------------------------------------------        --------- --------- ---------- --------- ----------

EXCLUDING  INTEREST  ON  DEPOSITS
Income before income taxes and effect of accounting
    changes . . . . . . . . . . . . . . . . . . . . . . .            $ 412     $ 650      $ 672     $ 656      $ 661
Fixed Charges:
    Interest expense, excluding interest on deposits . .               227       206        212       228        252
    One third of rents, net income from subleases (A) . .               18        12         13        12         12
                                                                  --------- --------- ---------- --------- ----------

      Total fixed charges . . . . . . . . . . . . . . . .              245       218        225       240        264
                                                                  --------- --------- ---------- --------- ----------

Earnings before taxes, fixed charges, and effect of
    accounting changes, excluding capitalized interest .             $ 657     $ 868      $ 897     $ 896      $ 925
                                                                  ========= ========= ========== ========= ==========

Fixed charges, as above . . . . . . . . . . . . . . . . .            $ 245     $ 218      $ 225     $ 240      $ 264
Preferred stock dividends . . . . . . . . . . . . . . . .               11         8          -         -          -
                                                                  --------- --------- ---------- --------- ----------

Fixed charges including preferred stock dividends . . . .            $ 256     $ 226      $ 225     $ 240      $ 264
                                                                  ========= ========= ========== ========= ==========

Ratio of earnings to fixed charges and preferred stock
    dividend requirements . . . . . . . . . . . . . . . .             2.57      3.84       3.99      3.73       3.50
                                                                  ========= ========= ========== ========= ==========
INCLUDING  INTEREST ON  DEPOSITS
Fixed charges including preferred stock dividends . . . .            $ 256     $ 226      $ 225     $ 240      $ 264
Add:  Interest on deposits . . . . . . . . . . . . . . .               532       596        555       518        665
                                                                 --------- --------- ---------- --------- ----------

Total fixed charges including preferred stock dividends
and interest on deposits . . . . . . . . . . . . . . . .             $ 788     $ 822      $ 780     $ 758      $ 929
                                                                  ========= ========= ========== ========= ==========

Earnings before taxes, fixed charges, and effect of
     accounting changes, excluding capitalized interest,
as above . . . . . . . . . . . . . . . . . . . . . . . .             $ 657     $ 868      $ 897     $ 896      $ 925
Add:  Interest on deposits . . . . . . . . . . . . . . .               532       596        555       518        665
                                                                  --------- --------- ---------- --------- ----------

Total earnings before taxes, fixed charges, effect of
accounting changes, and interest on deposits . . . . . .           $ 1,189   $ 1,464    $ 1,452   $ 1,414    $ 1,590
                                                                  ========= ========= ========== ========= ==========

Ratio of earnings to fixed charges and preferred stock
dividend requirements . . . . . . . . . . . . . . . . . .             1.51      1.78       1.86      1.87       1.71
                                                                  ========= ========= ========== ========= ==========

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(A)  The proportion deemed representative of the interest factor.

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